Exhibit 99.1

Freshpet, Inc. Reports Second Quarter 2016 Results

Second Quarter Net Sales Increased Approximately 16% to $33.0 Million

Company Reiterates 2016 Guidance

SECAUCUS, N.J. – August 4, 2016 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its second quarter and six months ended June 30, 2016.

Second Quarter 2016 Financial Highlights Compared to Prior Year Period

•	Net sales were $33.0 million, up 16.4%
•	Net loss was $3.2 million
•	Adjusted EBITDA was $3.5 million, up 24.2%
•	Freshpet Fridges increased 10.0% to 15,795 from 14,354

“Our team made significant progress across key operational and financial business metrics,” said Scott Morris, Freshpet’s President and Chief Operating Officer. “In the second quarter we generated solid net sales and adjusted EBITDA growth as we continued to benefit from increased velocity per fridge and increased store count. We are also pleased with the progress of our plant expansion program and the improvements in quality, logistics, and purchasing which will drive greater efficiencies and leverage across our business model as we improve profitability.”

Second Quarter 2016

Net sales increased 16.4% to $33.0 million for the second quarter of 2016.  Net sales for the quarter were driven by velocity gains and a 10.0% increase in Freshpet Fridge store locations to 15,795 as of June 30, 2016, as compared to the prior year period.

Gross profit was $14.9 million, or 45.2% of net sales, compared to $13.7 million, or 48.2% of net sales, in the same period last year. Start-up costs associated with the expansion of the Company’s Freshpet Kitchens reduced gross margin by approximately 130 basis points in the second quarter of 2016.  The remaining decrease in gross margin was attributable to new product offerings and product mix.

Selling, general and administrative expenses (“SG&A”) were $17.9 million compared to $15.7 million in the same period in the prior year. As a percentage of net sales, SG&A decreased to 54.2% for the second quarter of 2016 compared to 55.5% in the second quarter of 2015. Adjusted SG&A, which is a non-GAAP financial measure used by the Company that makes certain adjustments to SG&A calculated under GAAP, decreased as a percentage of net sales to 44.5% compared to 47.3% of net sales in the second quarter of 2015.

Net loss was $3.2 million compared to a net loss of $2.2 million for the same period in 2015. Included in net loss was $2.2 million related to costs associated with the CEO’s retirement, of which $1.6 million was a charge for leadership transition expenses and $0.6 million was related to accelerated noncash stock based compensation.

Adjusted EBITDA was $3.5 million for the second quarter of 2016, compared to $2.8 million in the same period in 2015.  Adjusted EBITDA is a Non-GAAP measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

First Six Months of 2016

Net sales increased 16.3% to $64.5 million compared to $55.4 million during the first six months of 2015. Net sales for the quarter were driven by velocity gains and the increase of Freshpet Fridge store locations.

Gross profit was $29.8 million, or 46.2% of net sales, compared to $26.9 million, or 48.6% of net sales, in the same period last year. Start-up costs associated with the expansion of the Company’s Freshpet Kitchens reduced gross margin by approximately 100 basis points in the six months ended June 30, 2016. The remaining decrease in margin was attributable to new product offerings and product mix.

SG&A was $34.4 million compared to $31.4 million in the same period last year. As a percentage of net sales, SG&A decreased to 53.3% from 56.7% in the same period last year. Adjusted SG&A, which is a non-GAAP financial measure, decreased as a percentage of net sales to 46.9% during the six months ended June 30, 2016 compared to 49.3% of net sales in the same period of 2015.

Net loss for the six months ended June 30, 2016 was $5.0 million compared to $4.8 million in the same period of 2015. Net loss in the six months ended June 30, 2016 included $2.3 million related to costs associated with the CEO’s retirement, of which $1.6 million was a charge for leadership transition expenses and $0.7 million was related to accelerated noncash stock based compensation.

Adjusted EBITDA, which is a Non-GAAP financial measure, was $5.9 million for the six months ended June 30, 2016, compared to $4.8 million in the same period in 2015.

Cash and Net Debt

During the six months ended June 30, 2016, the Company generated cash of $3.4 million from operations compared to $2.1 million during the same period in 2015. As of June 30, 2016, the Company had cash and cash equivalents of $1.7 million and $32.0 million available under its $40.0 million Credit Facilities. The $9.6 million decrease in cash, cash equivalents and short-term investments from December 31, 2015 is primarily due to the capital expenditures related to the expansion of the Company’s Freshpet Kitchens in Bethlehem, Pennsylvania. The Company expects to invest up to $2.5 million during the remainder of 2016 to complete the project on time and on budget.  The total drawn from the Credit Facilities is expected to be repaid by the first half of 2017.

Outlook

The Company reiterated its guidance for 2016.  For full year 2016, the Company expects the following results compared to the prior year:

•	To exceed net sales of $137 million, an increase of approximately 18%
•	To exceed Adjusted EBITDA of $18.5 million, an increase of approximately 67%
•	To exceed Freshpet fridges of 16,600, an increase of approximately 10%

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of warrants. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details. The conference call is scheduled to begin at 5 p.m. ET on Thursday, August 4, 2016. To participate on the live call listeners in North America may dial (844) 452-6821 and international listeners may dial (724) 924-4985; the passcode is 40701474.

In addition, the call will be broadcast live over the Internet hosted at the "Investor" section of the Company's website at www.freshpet.com and will be archived online through August 18, 2016. A telephonic playback will be available from 8 p.m. ET on August 4, 2016, through August 11, 2016. North American listeners may dial (855) 859-2056 and international listeners may dial (404) 537-3406 the passcode is 40701474.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, Freshpet foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Freshpet foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care Freshpet takes to source their ingredients and make their food, to the moment it reaches your home, Freshpet’s integrity, transparency and social responsibility are the way they like to run their business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

Freshpet Facebook

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted SG&A expenses
•	Adjusted SG&A expenses as a % of net sales
•	EBITDA
•	Adjusted EBITDA

EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, and launch expenses.

Freshpet defines Adjusted SG&A Expenses as SG&A Expenses before non-cash items related to share-based compensation, leadership transition expenses, and secondary fees.

Management believes that Adjusted SG&A, EBITDA and Adjusted EBITDA, which are non-GAAP measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Adjusted SG&A, EBITDA and Adjusted EBITDA are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to SG&A and to net income (loss), provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. Adjusted SG&A, EBITDA and Adjusted EBITDA are not and should not be considered an alternative to SG&A and net income (loss) or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of Adjusted SG&A, and Adjusted EBITDA may differ from methods used by other companies. Management believes that these non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. Adjusted SG&A, EBITDA and Adjusted EBITDA are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

We have not reconciled our expected Adjusted EBITDA to net income under “Outlook” because we have not finalized our calculations of several factors necessary to provide the reconciliation, including net income, interest expense and income tax expense. In addition, certain items that impact net income and other reconciling metrics are out of our control and/or cannot be reasonably predicted at this time.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,719,089	$8,029,413
Short-term investments	—	3,250,000
Accounts receivable, net of allowance for doubtful accounts	8,226,216	7,030,719
Inventories, net	7,864,626	6,853,447
Prepaid expenses and other current assets	792,129	229,631
Total Current Assets	18,602,060	25,393,210
Property, plant and equipment, net	99,119,154	82,793,007
Deposits on equipment	2,959,216	3,243,519
Other assets	1,781,860	1,667,838
Total Assets	$122,462,290	$113,097,574
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	7,397,999	6,668,643
Accrued expenses	4,960,313	2,274,557
Accrued warrants	232,489	204,314
Short-term borrowings under line of credit	8,000,000	—
Total Current Liabilities	$20,590,801	$9,147,514
Total Liabilities	$20,590,801	$9,147,514
STOCKHOLDERS' EQUITY:
Common stock	33,573	33,537
Additional paid-in capital	295,421,183	292,484,986
Accumulated deficit	(193,583,267)	(188,568,463)
Total Stockholders' Equity	101,871,489	103,950,060
Total Liabilities and Stockholders' Equity	$122,462,290	$113,097,574

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
NET SALES	$33,002,209	$28,359,404	$64,455,910	$55,414,078
COST OF GOODS SOLD	18,090,405	14,699,240	34,656,218	28,500,895
GROSS PROFIT	14,911,804	13,660,164	29,799,692	26,913,183
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	17,886,746	15,738,247	34,373,829	31,415,845
LOSS FROM OPERATIONS	(2,974,942)	(2,078,083)	(4,574,137)	(4,502,662)
OTHER EXPENSES:
Other Expenses, net	(93,768)	(24,888)	(134,637)	(134,844)
Interest Expense	(159,292)	(110,679)	(276,030)	(148,218)
	(253,060)	(135,567)	(410,667)	(283,062)
LOSS BEFORE INCOME TAXES	(3,228,002)	(2,213,650)	(4,984,804)	(4,785,724)
INCOME TAX EXPENSE	15,000	15,000	30,000	30,000
NET LOSS	(3,243,002)	(2,228,650)	(5,014,804)	(4,815,724)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,243,002)	$(2,228,650)	$(5,014,804)	$(4,815,724)
NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.10)	$(0.07)	$(0.15)	$(0.14)
-DILUTED	$(0.10)	$(0.07)	$(0.15)	$(0.14)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	33,554,395	33,484,997	33,545,837	33,477,415
-DILUTED	33,554,395	33,484,997	33,545,837	33,477,415

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,014,804)	$(4,815,724)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for losses on accounts receivable	10,403	24,001
Loss on disposal of equipment and deposits on equipment	158,612	80,679
Share based compensation	2,671,418	3,664,450
Fair value adjustment for outstanding warrants	28,175	70,163
Change in reserve for inventory obsolescence	128,112	(5,031)
Depreciation and amortization	4,237,677	3,624,282
Amortization of deferred financing costs and loan discount	72,069	70,974
Changes in operating assets and liabilities
Accounts receivable	(1,205,900)	(961,132)
Inventories	(1,139,291)	(492,074)
Prepaid expenses and other current assets	(562,498)	601,725
Other assets	(160,372)	(44,947)
Accounts payable	1,534,916	739,238
Accrued expenses	2,685,756	(497,140)
Net cash flows provided by operating activities	3,444,273	2,059,464
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	—	(7,499,205)
Proceeds from maturities of short-term investments	3,250,000	—
Acquisitions of property, plant and equipment, software and deposits on equipment	(21,248,425)	(10,035,332)
Acquisitions of land and building	—	(4,979,710)
Proceeds from sale of equipment	10,672	—
Net cash flows used in investing activities	(17,987,753)	(22,514,247)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	233,156	242,456
Proceeds from borrowings under line of credit	8,000,000	—
Net cash flows provided by financing activities	8,233,156	242,456
NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,310,324)	(20,212,327)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,029,413	36,259,252
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,719,089	$16,046,925

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET LOSS AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(3,243)	$(2,229)	$(5,015)	$(4,816)
Depreciation and amortization	2,166	1,869	4,237	3,624
Interest expense	159	111	276	149
Income tax expense	15	15	30	30
EBITDA	$(903)	$(234)	$(472)	$(1,013)
Loss on disposal of equipment	15	72	159	81
Launch expense (a)	588	596	1,310	1,400
Plant startup expenses and processing (b)	430	—	668	—
Noncash stock based compensation (c)	1,665	1,804	2,671	3,664
Warrant fair valuation (d)	86	(44)	28	70
Secondary fees (e)	—	593	—	593
Leadership transition expenses (f)	1,580	—	1,580	—
Adjusted EBITDA	$3,461	$2,787	$5,944	$4,795

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding warrants.

(e)Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015.

(f)Represents charges associated within our former Chief Executive Officer’s separation agreement as well as incremental costs association with leadership transition.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
SG&A Expenses (as reported)	$17,887	$15,738	$34,374	$31,416
Noncash stock based compensation (a)	1,609	1,733	2,566	3,519
Secondary fees (b)	—	593	—	593
Leadership transition expenses (c)	1,580	—	1,580	—
Adjusted SG&A Expenses	$14,698	$13,412	$30,228	$27,304
Adjusted SG&A Expenses as a % of sales
Adjusted SG&A Expenses	$14,698	$13,412	$30,228	$27,304
Net Sales	$33,002	$28,359	$64,456	$55,414
Adjusted SG&A Expense as a % of sales	44.5%	47.3%	46.9%	49.3%

(a)Represents non-cash stock based compensation expense.

(b)Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015.

(c)Represents charges associated within our former Chief Executive Officer’s separation agreement as well as incremental costs association with leadership transition.